Exhibit (a)(1)(F)

Forms of Reminder E-mails—Dates may change if offer expiration date is extended

February 9, 2006—One Week After Offer to Purchase Commences

We have just completed week one of Serena Software, Inc.’s stock option purchase offer with respect to Eligible Options. The offer to purchase your Eligible Options in exchange for a cash payment will expire at 9:00 p.m., Pacific Time, on March 2, 2006, unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Helen Dowling in Stock Administration, at fax number (650) 522-6806 or by hand delivery to Helen Dowling in Stock Administration, Serena Software, Inc., 2755 Campus Drive, 3rd Floor, San Mateo, CA 94403, on or before 9:00 p.m., Pacific Time, on March 2, 2006, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Helen Dowling in Stock Administration by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to:

Helen Dowling

Stock Administration

Serena Software, Inc.

2755 Campus Drive

3rd Floor

San Mateo, CA 94403

(650) 522-6606

This notice does not constitute the offer to purchase. The full terms of the offer are described in (1) the Offer to Purchase From Eligible Employees All Outstanding Eligible Options to Purchase Common Stock for Cash; (2) the letter from Bob Pender, dated February 1, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

February 23, 2006—Final Week

We are entering the final week of Serena Software, Inc.’s stock option purchase offer with respect to Eligible Options. After today, there are seven days left to make your election. The offer to purchase your Eligible Options in exchange for a cash payment will expire at 9:00 p.m., Pacific Time, on March 2, 2006, unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Helen Dowling in Stock Administration, at fax number (650) 522-6806 or by hand delivery to Helen Dowling in Stock Administration, Serena Software, Inc., 2755 Campus Drive, 3rd Floor, San Mateo, CA 94403, on or before 9:00 p.m., Pacific Time, on March 2, 2006, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Helen Dowling in Stock Administration by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to:

Helen Dowling

Stock Administration

Serena Software, Inc.

2755 Campus Drive

3rd Floor

San Mateo, CA 94403

(650) 522-6606

This notice does not constitute the offer to purchase. The full terms of the offer are described in (1) the Offer to Purchase From Eligible Employees All Outstanding Eligible Options to Purchase Common Stock for

Cash; (2) the letter from Bob Pender, dated February 2, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

March 2, 2006—Last Day (Offer Expiration Date)

Today is the last day to elect to tender your Eligible Options in exchange for a cash payment as part of Serena Software, Inc.’s stock option purchase offer with respect to Eligible Options. The offer will expire at 9:00 p.m., Pacific Time, today, March 2, 2006, or on such later date if the offer is extended. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Helen Dowling in Stock Administration, at fax number (650) 522-6806 or by hand delivery to Helen Dowling in Stock Administration, Serena Software, Inc., 2755 Campus Drive, 3rd Floor, San Mateo, CA 94403, on or before 9:00 p.m., Pacific Time, today, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Helen Dowling in Stock Administration by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to:

Helen Dowling

Stock Administration

Serena Software, Inc.

2755 Campus Drive

3rd Floor

San Mateo, CA 94403

(650) 522-6606

This notice does not constitute the offer to purchase. The full terms of the offer are described in (1) the Offer to Purchase From Eligible Employees All Outstanding Eligible Options to Purchase Common Stock for Cash; (2) the letter from Bob Pender, dated February 2, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

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